                                                                   EXHIBIT 99(a)

                       DIRECTIONS TO WASHBURN UNIVERSITY
                            BRADBURY THOMPSON CENTER
                                17TH AND JEWELL
                                 TOPEKA, KANSAS

                                     [MAP]

     The Bradbury Thompson Center is located on the Washburn University Campus on the southwest corner of 17th and Jewell Streets. The meeting will be held in Ruth Garvey Fink Room, First Floor in the Bradbury Thompson Center.

     Parking is available for you in Parking Lots 10 and 11. From the parking lot you may enter Bradbury Thompson Center from the south or east entrances.
--------------------------------------------------------------------------------

(PSS)
PROXY PAYLESS SHOESOURCE, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING TO BE HELD ON MAY 22, 1998.

By signing this card, the undersigned appoints each of Jed L. Norden and William
J. Rainey, or both or either of them, with full power of substitution, as proxies for the undersigned, to vote all common shares of the undersigned in Payless ShoeSource, Inc. at the May 22, 1998, Annual Meeting of shareowners, and at any adjournment of the meeting, on all subjects that may properly come before the meeting, subject to the directions of the other side of this card.

The Board of Directors recommends a vote FOR election of all listed director nominees and FOR proposals I and III on the other side of this card. IF NO DIRECTIONS ARE GIVEN, AND THIS CARD IS RETURNED SIGNED, THE UNDERSIGNED UNDERSTANDS THAT THE PROXIES WILL VOTE IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS AND IN EACH PROXY'S DISCRETION ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING.

The nominees for the board of directors are Thomas A. Hays, Michael E. Murphy and Daniel Boggan Jr, each for three year terms expiring in 2001, and Mylle R. Mangum, for a two year term expiring in 2000.

Please sign the other side of this card and
  return this card promptly to the address shown on the enclosed return envelope to:

            (Continued, and to be dated and signed on reverse side.)

                            PAYLESS SHOESOURCE, INC.
                              3231 EAST 6TH STREET
                                 P.O. BOX 1189
                           TOPEKA, KANSAS 66601-1189
                                 (913) 233-5171

To Shareowners of Payless ShoeSource, Inc. ("PSS"):

The Annual Meeting of PSS shareowners will be held at Washburn University Bradbury Thompson Center, 1700 College Avenue, corner of 17th Street and Jewell Avenue, Topeka, Kansas on Friday, May 22, 1998, at 10:00 a.m. Central Daylight Time. The accompanying Proxy Statement/Prospectus provides you with information regarding the meeting.

It is important that your shares be represented at this meeting. Even if you plan to attend, please promptly sign, date and return your proxy in the enclosed postage-paid envelope.

                                ADMISSION TICKET

(Please detach this proxy card below and return it in the enclosed envelope. If you are planning to attend the annual meeting, please save this Admission Ticket and bring it to the meeting for admission.)

                             DETACH PROXY CARD HERE
 -------------------------------------------------------------------------------

The Board of Directors recommends a vote FOR Proposals I, II(a) and (b) and III

Proposal I. Proposal to adopt the Agreement and Plan of Merger dated as of April 20, 1998, among Payless ShoeSource, Inc., Payless ShoeSource Holdings, Inc. and Payless Merger Corp.

             FOR [ ]             AGAINST [ ]             ABSTAIN [ ]

Proposal II. Election of Directors

     (a) Election of Thomas A. Hays, Michael E. Murphy and Daniel Boggan Jr for three year terms expiring in 2001

          FOR [ ]        WITHHOLD AUTHORITY [ ]         *EXCEPTIONS [ ]

     (b)  Election of Mylle B. Mangum for a two year term expiring in 2000

          FOR [ ]        WITHHOLD AUTHORITY [ ]

INSTRUCTIONS: To vote your shares for all nominees, please mark the appropriate FOR box in Proposal II(a) and (b). To withhold voting for all nominees under Proposals II(a) and/or (b), please mark the appropriate WITHHOLD AUTHORITY box or boxes. If you do not wish your shares voted FOR a particular nominee in Proposal II(a), please mark the EXCEPTION box and enter the name of the director(s) for whom you wish to withhold authority in the space provided below.

*Exceptions

Proposal III. Ratification of the appointment of independent auditors.

FOR [ ]  AGAINST [ ]  ABSTAIN [ ]

                                                     If you plan to attend         Change of Address and/or
                                                       the Annual Meeting,         Comments Mark Here.   [ ]
                                                       please mark here.   [ ]
                                                     Please sign name(s) exactly as shown on this card.
                                                     Dated,                                             1998
                                                            --------------------------------------------
                                                     -------------------------------------------------------
                                                     -------------------------------------------------------
                                                                          Signature(s)
                                                     Votes MUST be indicated in Black or Blue ink.

Please promptly Sign, Date and Return the Proxy Using the Enclosed Envelope.